Exhibit 10.3

LF CAPITAL ACQUISITION CORP. II
1909 Woodall Rodgers Freeway, Suite 500
Dallas, TX 75201

November 16, 2021

Level Field Capital II, LLC
1909 Woodall Rodgers Freeway, Suite 500
Dallas, TX 75201

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement, dated as of the date hereof (this “Agreement”), by and between LF Capital Acquisition Corp. II (the “Company”) and Level Field Capital II, LLC (“Sponsor”), will confirm our agreement that, commencing on the date the securities of the Company are first listed on the NASDAQ Stock Market, LLC (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

                                         (i).                        Sponsor shall make available, or cause to be made available, to the Company, at 1909 Woodall Rodgers Freeway, Suite 500, Dallas, TX 75201 (or any successor location of Sponsor), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

                                        (ii).                        Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

LF CAPITALACQUISITION CORP. II

By:	/s/ Scott Reed
Name: Scott Reed
Title: President, Chief Executive Officer

AGREED TO AND ACCEPTED BY:

LEVEL FIELD CAPITAL II, LLC

By:	LEVEL FIELD PARTNERS II, LLC
its managing member

By:	LEVEL FIELD MANAGEMENT II, LLC, its managing member

By:	/s/ Elias Farhat
Name: Elias Farhat
Title: Member

By:	/s/ Djemi Traboulsi
Name: Djemi Traboulsi
Title: Member

[Signature Page to Administrative Support Agreement]